Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Hewlett Packard Enterprise Company
(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c)	22,000,000	(1)	$17.20	(2)	$378,400,000	(2)	$0.0001531	$57,933.04
Other	Deferred Compensation Obligations(3)	Rule 457(h)	$125,000,000	(4)	100%		$125,000,000	(4)	$0.0001531	$19,137.50
Total Offering Amounts							$503,400,000			$77,070.54
Total Fee Offsets										$0.00
Net Fee Due										$77,070.54

(1)    Represents 22,000,000 additional shares of Common Stock reserved for future issuance under the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock, as applicable.

(2)    Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, based on the average of the high and low prices of Common Stock as reported in the consolidated reporting system by the New York Stock Exchange on June 2, 2025.

(3)    The obligations under the Hewlett Packard Enterprise Executive Deferred Compensation Plan, as amended and restated December 1, 2018 (the “EDCP”) are unsecured obligations of Hewlett Packard Enterprise Company to pay deferred compensation in the future in accordance with the terms of the EDCP.

(4)    Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee based on an estimate of the amount of compensation participants may defer under the EDCP.